UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 15, 2019, Alexander Shen, the Chief Executive Officer of TechPrecision Corporation (the “Company”), exercised options to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), pursuant to option awards previously granted to Mr. Shen under the Company’s 2006 Long-Term Incentive Plan. Pursuant to authorization from the Company’s Board of Directors (the “Board”), the Company agreed to repurchase the resulting 209,556 shares of Common Stock (the “Shares”) issued to Mr. Shen pursuant to the option exercise (the “Repurchase”) at a negotiated price of $0.90 per share (which is equal to the average of the closing trading prices of the Common Stock on the OTC Markets for the five trading days ending March 13, 2019, the date on which the board of directors of the Company (the “Board”) authorized the repurchase, less a discount of 10%), for an aggregate purchase price of approximately $188,600.

The Board approved the Repurchase after considering the issue at two separate meetings held on each of February 5, 2019 and March 13, 2019 and discussing and weighing possible alternative courses of action. Among other matters considered by the Board in approving the Repurchase were the following: (1) the potential benefit to the Company of using funds to repurchase the Shares from Mr. Shen in lieu of him selling the Shares into the trading markets, which could have resulted in downward pressure on the trading price of the Company’s common stock; (2) the potential benefit to the Company from avoiding the negative inference that could be drawn from the Company’s chief executive officer selling shares into the trading markets; (3) the desire of Mr. Shen to convert a portion of his beneficial ownership in the Company to generate funds that could be used by Mr. Shen to meet a pressing family need; (4) the Company’s cash and liquidity requirements generally, and the Company’s potential alternate use(s) of such funds in the foreseeable future; (5) the Company’s obligations under the terms of its bank credit facility; (6) the ongoing commitment of Mr. Shen to the advancement of the Company’s strategic objectives, and the remaining incentives for Mr. Shen after consummation of the Repurchase to diligently and faithfully discharge this commitment, and (7) the commitment by Mr. Shen that he has no intention or expectation to, and will not, sell, transfer or otherwise dispose of additional shares of common stock during the remainder of the fiscal year ending March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: March 19, 2019	By:	/s/ Thomas Sammons
	Name:	Thomas Sammons
	Title:	Chief Financial Officer